As filed with the Securities and Exchange Commission on May 5, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	36-4785571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 Brookline Street, Suite 201

Cambridge, MA 02139

(857) 285-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nessan Bermingham, Ph.D.

Founder, President and Chief Executive Officer

130 Brookline Street, Suite 201

Cambridge, Massachusetts 02139

(857) 285-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur R. McGivern, Esq. William D. Collins, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	José E. Rivera, Esq. Chief Operating Officer and Chief Legal Officer Intellia Therapeutics, Inc. 130 Brookline Street, Suite 201 Cambridge, Massachusetts 02139 (857) 285-6200	Peter N. Handrinos, Esq. Brandon J. Bortner, Esq. Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-210689

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$4,200,000.00(1)	$422.94(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $120,000,000 on a Registration Statement on Form S-1 (File No. 333-210689), which was declared effective on May 5, 2016. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,200,000.00 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-210689).
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Intellia Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-210689), which was declared effective by the Commission on May 5, 2016, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 5th day of May, 2016.

INTELLIA THERAPEUTICS, INC.

By:	/s/ Nessan Bermingham
Nessan Bermingham, Ph.D.
Founder, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Nessan Bermingham Nessan Bermingham, Ph.D.	Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2016

* Sapna Srivastava, Ph.D.	Chief Financial and Strategy Officer (Principal Financial Officer)	May 5, 2016

* Nicole Heifner	Chief Accounting Officer (Principal Accounting Officer)	May 5, 2016

* Caroline Dorsa	Director	May 5, 2016

* Jean François Formela, M.D.	Director	May 5, 2016

* Carl L. Gordon, Ph.D.	Director	May 5, 2016

* Rachel Haurwitz, Ph.D.	Director	May 5, 2016

* John M. Leonard, M.D.	Chief Medical Officer and Director	May 5, 2016

*	Pursuant to Power of Attorney

By:	/s/ Nessan Bermingham
Nessan Bermingham, Ph.D. Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

24.2**	Power of Attorney for Perry Karsen

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-210689), originally filed with the Securities and Exchange Commission on April 11, 2016 and incorporated by reference herein.
**	Previously filed as Exhibit 24.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-210689), originally filed with the Securities and Exchange Commission on April 27, 2016 and incorporated by reference herein.